UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2012 (December 12, 2012)

ACCESS MIDSTREAM PARTNERS, L.P.

(Exact name of Registrant as specified in its Charter)

Delaware	001-34831	80-0534394
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

900 North West 63rd Street, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 935-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01.  Regulation FD Disclosure.

On December 12, 2012, Access Midstream Partners, L.P. (the “Partnership”) issued a press release announcing that it had commenced a public offering of the Partnership’s common units (the “Equity Offering”) and issued a separate press release announcing that it had upsized and priced the Equity Offering.  Copies of the press releases are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report.

On December 12, 2012, the Partnership also issued a press release announcing that it had commenced a public offering of $1.4 billion in aggregate principal amount of senior notes due 2023 (the “Debt Offering”) and issued a separate press release announcing that it had priced the Debt Offering.  Copies of the press releases are attached as Exhibit 99.3 and Exhibit 99.4, respectively, to this Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.  See "Exhibit Index" attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS MIDSTREAM PARTNERS, L.P.
By: Access Midstream Partners GP, L.L.C., its general partner
By:	/s/ David C. Shiels
David C. Shiels Chief Financial Officer

Dated:                      December 18, 2012

EXHIBIT INDEX

99.1	Press Release dated December 12, 2012 – Commencement of equity offering.
99.2	Press Release dated December 12, 2012 – Pricing of equity offering.
99.3	Press Release dated December 12, 2012 – Commencement of debt offering.
99.4	Press Release dated December 12, 2012 – Pricing of debt offering.